Exhibit (a)(1)(F)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

July 25, 2012 – One and a Half Weeks After Offer Commences

Reminder – Stock Option Exchange Program Expiration Date is Approaching

This is a reminder that Dolby’s voluntary offer to exchange certain underwater stock options for a lesser number of restricted stock units, subject to a new vesting schedule (referred to as the “offer”) is scheduled to expire at 9:00 p.m., Pacific Time, on August 10, 2012. If you wish to exchange any of your eligible option grants for a lesser number of restricted stock units, you must complete and submit your election prior to the expiration of the offer. If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•	By making an election online at the offer website at www.Corp-action.net/Dolby. Your online election must be submitted before the offer expires.

•

By completing an election form or withdrawal form (required method for France). To request a copy of the applicable form, please contact the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.). The Call Center is open 24 hours a day, 5 days a week, Monday through Friday Pacific Time. You must complete, sign and return the election form or withdrawal form to Computershare (the specialized provider of employee equity plan services that Dolby has engaged to assist with the implementation of the offer) via U.S. mail (or other post) or Federal Express (or similar delivery service) according to the instructions contained in the election form or withdrawal form before the offer expires. If you are located in France, you must submit your election or withdrawal using this method.

Only responses that are complete and actually received by Computershare by the offer’s expiration will be accepted. Responses submitted by any other means, including hand delivery, interoffice delivery, fax or e-mail are not permitted. If you have questions, please contact the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.). The Call Center is open 24 hours a day, 5 days a week, Monday through Friday Pacific Time. Interpreter services are available upon request.

This notice does not constitute the terms of the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units, and all documents referenced therein; (2) the e-mail from Andrew Dahlkemper, dated July 16, 2012 and the e-mail from dolbyoptionexchange@dolby.com, dated July 16, 2012; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

August 3, 2012 – Offer Expires in One Week

Reminder – Stock Option Exchange Program Expires in One Week

This is a reminder that Dolby’s voluntary offer to exchange certain underwater stock options for a lesser number of restricted stock units, subject to a new vesting schedule (referred to as the “offer”) is scheduled to expire at 9:00 p.m., Pacific Time, on August 10, 2012. If you wish to exchange any of your eligible option grants for a lesser number of restricted stock units, you must complete and submit your election prior to the expiration of the offer. If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•	By making an election online at the offer website at www.Corp-action.net/Dolby. Your online election must be submitted before the offer expires.

•

By completing an election form or withdrawal form (required method for France). To request a copy of the applicable form, please contact the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.). The Call Center is open 24 hours a day, 5 days a week, Monday through Friday Pacific Time. You must complete, sign and return the election form or withdrawal form to Computershare (the specialized provider of employee equity plan services that Dolby has engaged to assist with the implementation of the offer) via U.S. mail (or other post) or Federal Express (or similar delivery service) according to the instructions contained in the election form or withdrawal form before the offer expires. If you are located in France, you must submit your election or withdrawal using this method.

Only responses that are complete and actually received by Computershare by the offer’s expiration will be accepted. Responses submitted by any other means, including hand delivery, interoffice delivery, fax or e-mail are not permitted. If you have questions, please contact the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.). The Call Center is open 24 hours a day, 5 days a week, Monday through Friday Pacific Time. Interpreter services are available upon request.

This notice does not constitute the terms of the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units, and all documents referenced therein; (2) the e-mail from Andrew Dahlkemper, dated July 16, 2012 and the e-mail from dolbyoptionexchange@dolby.com, dated July 16, 2012; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

August 9, 2012 – Offer Expires in One Day

Final Reminder – Stock Option Exchange Program Expires Tomorrow (August 10 at 9:00 p.m. Pacific Time)

This is a reminder that Dolby’s voluntary offer to exchange certain underwater stock options for a lesser number of restricted stock units, subject to a new vesting schedule (referred to as the “offer”) is scheduled to expire at 9:00 p.m., Pacific Time, on August 10, 2012. If you wish to exchange any of your eligible option grants for a lesser number of restricted stock units, you must complete and submit your election prior to the expiration of the offer. If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•	By making an election online at the exchange offer website at www.Corp-action.net/Dolby. Your online election must be submitted before the offer expires.

•

By completing an election form or withdrawal form (required method for France). To request a copy of the applicable form, please contact the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.). The Call Center is open 24 hours a day, 5 days a week, Monday through Friday Pacific Time. You must complete, sign and return the election form or withdrawal form to Computershare (the specialized provider of employee equity plan services that Dolby has engaged to assist with the implementation of the offer) via U.S. mail (or other post) or Federal Express (or similar delivery service) according to the instructions contained in the election form or withdrawal form before the offer expires. If you are located in France, you must submit your election or withdrawal using this method.

Only responses that are complete and actually received by Computershare by the offer’s expiration will be accepted. Responses submitted by any other means, including hand delivery, interoffice delivery, fax or e-mail are not permitted. If you have questions, please contact the Computershare Call Center at 866-438-1109 (within the U.S.) or +1-201-680-6942 (call collect outside the U.S.). The Call Center is open 24 hours a day, 5 days a week, Monday through Friday Pacific Time. Interpreter services are available upon request.

This notice does not constitute the terms of the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units, and all documents referenced therein; (2) the e-mail from Andrew Dahlkemper, dated July 16, 2012 and the e-mail from dolbyoptionexchange@dolby.com, dated July 16, 2012; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.